Exhibit 99.1
Penumbra, Inc. Reports Third Quarter 2023 Financial Results

ALAMEDA, Calif., Nov. 2, 2023 /PRNewswire/ -- Penumbra, Inc. (NYSE: PEN), a global healthcare company focused on innovative therapies, today reported financial results for the third quarter ended September 30, 2023.
•Revenue of $270.9 million in the third quarter of 2023, an increase of 26.8% or 25.9% in constant currency1, compared to the third quarter of 2022.
•Revenue of $179.1 million from sales of our thrombectomy products in the third quarter of 2023, an increase of 38.0%, compared to the third quarter of 2022.
•Income from operations of $12.6 million and Non-GAAP income from operations1 of $33.2 million in the third quarter of 2023.
•Net income of $9.2 million and adjusted EBITDA1 of $51.5 million or adjusted EBITDA margin of 19.0% in the third quarter of 2023.
•Cash and marketable investments increased $27.8 million in the third quarter of 2023 compared to the second quarter of 2023 driven by an increase in profitability and improvements in working capital.
Third Quarter 2023 Financial Results
Total revenue increased to $270.9 million for the third quarter of 2023 compared to $213.7 million for the third quarter of 2022, an increase of 26.8%, or 25.9% on a constant currency basis. The United States represented 72% of total revenue and international represented 28% of total revenue for the third quarter of 2023. We achieved record revenue from the sales of our global thrombectomy products which grew to $179.1 million in the third quarter of 2023, an increase of 38.0% over the same period a year ago and driven by the sales of our global vascular and neuro thrombectomy products which increased by 56.9% and 10.3%, respectively, in the third quarter of 2023. Revenue from our embolization and other products grew to $91.9 million for the third quarter of 2023, an increase of 9.5% over the same period a year ago.

Gross profit was $177.7 million, or 65.6% of total revenue for the third quarter of 2023, compared to $135.3 million, or 63.3% of total revenue, for the third quarter of 2022. Gross margin is impacted by product mix, regional mix, and production initiatives to support demand and create future efficiencies. As such, with favorable product mix, improvement in productivity, and by leveraging our fixed costs on higher volume of new product sales during the year, our gross margin may be positively impacted in the future.

Total operating expenses were $165.1 million, or 60.9% of total revenue, for the third quarter of 2023, which included a one-time $18.2 million expense associated with the acquisition of in-process research and development (“IPR&D”) and a $2.4 million amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition. This compares to total operating expenses of $129.9 million, or 60.8% of total revenue, for the third quarter of 2022, which included a $2.4 million amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition. Excluding these charges, total non-GAAP operating expenses1 were $144.5 million, or 53.3% of total revenue, for the third quarter of 2023, and $127.5 million, or 59.7% of total revenue, for the third quarter of 2022, respectively. R&D expenses were $21.0 million for the third quarter of 2023, compared to $21.3 million for the third quarter of 2022. SG&A expenses were $125.9 million for the third quarter of 2023, compared to $108.6 million for the third quarter of 2022.

Income from operations was $12.6 million for the third quarter of 2023, compared to income from operations of $5.4 million for the third quarter of 2022. Excluding the one-time expense associated with the acquired IPR&D and the amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition, non-GAAP income from operations1 was $33.2 million for the third quarter of 2023. This compares to non-GAAP income from operations of $7.8 million for the third quarter of 2022.

Updated Full Year 2023 Financial Outlook
For the fourth quarter of 2023, we expect total company revenue growth to accelerate to 28% to 31% year over year, which correlates to the midpoint of our annual guidance range of $1.05 billion to $1.07 billion for full year 2023.

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Webcast and Conference Call Information
Penumbra, Inc. will host a conference call to discuss the third quarter 2023 financial results after market close on Thursday, November 2, 2023 at 4:30 PM Eastern Time. The conference call can be accessed live over the phone by dialing (888) 330-2443 for domestic and international callers (conference id: 4604622), or the webcast can be accessed on the “Events and Presentations” section under the “Investors” tab of the Company’s website at: www.penumbrainc.com. The webcast will be available on the Company’s website for at least two weeks following the completion of the call.
About Penumbra
Penumbra, Inc., headquartered in Alameda, California, is a global healthcare company focused on innovative therapies. Penumbra designs, develops, manufactures and markets novel products and has a broad portfolio that addresses challenging medical conditions in markets with significant unmet need. Penumbra supports healthcare providers, hospitals and clinics in more than 100 countries. For more information, visit www.penumbrainc.com and connect on Twitter and LinkedIn.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses the following non-GAAP financial measures in this press release: a) constant currency, b) non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, and non-GAAP diluted earnings per share (“EPS”) and c) adjusted EBITDA.

Constant Currency. The Company’s constant currency revenue disclosures estimate the impact of changes in foreign currency rates on the translation of the Company’s current period revenue as compared to the applicable comparable period in the prior year. This impact is derived by taking the current local currency revenue and translating it into U.S. dollars based upon the foreign currency exchange rates used to translate the local currency revenue for the applicable comparable period in the prior year, rather than the actual exchange rates in effect during the current period. It does not include any other effect of changes in foreign currency rates on the Company’s results or business.

Non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, and non-GAAP diluted EPS. The adjustments to the GAAP financial measures reflect the exclusion of:

•the one-time expense associated with the acquisition of IPR&D in the third quarter of 2023;
•the effect of the amortization of finite lived intangible assets acquired in connection with the Sixense acquisition over their estimated useful lives; and
•the excess tax benefits or tax deficiencies associated with share-based compensation arrangements.

Adjusted EBITDA. The Company's adjusted EBITDA reflects the exclusion from GAAP net income (loss) of:

•non-cash operating charges such as stock-based compensation and depreciation and amortization; and
•non-operating items such as the one-time expense associated with the acquisition of IPR&D, interest income, interest expense, and provision for (benefit from) income taxes.

Full reconciliation of these non-GAAP measures to the most comparable GAAP measures is set forth in the tables below.

Our management believes the non-GAAP financial measures disclosed in this press release are useful to investors in assessing the operating performance of our business and provide meaningful comparisons to prior periods and thus a more complete understanding of our business than could be obtained absent this disclosure. Specifically, we consider the change in constant currency revenue as a useful metric as it provides an alternative framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. We consider non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, and non-GAAP diluted EPS useful metrics as they provide an alternative framework for assessing how our underlying business performed excluding the one-time expense associated with the acquisition of IPR&D in the third quarter of 2023, the amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition and the excess tax benefits or tax deficiencies associated with share-based compensation arrangements. Further, we consider adjusted EBITDA a useful metric as it provides an alternative framework for assessing how our underlying business performed excluding non-cash operating charges such as stock-based compensation and depreciation and amortization and non-operating items such as the one-time expense associated with the acquisition of IPR&D, interest income, interest expense, and provision for (benefit from) income taxes.

The non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements
Except for historical information, certain statements in this press release are forward-looking in nature and are subject to risks, uncertainties and assumptions about us. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to: failure to sustain or grow profitability or generate positive cash flows; failure to effectively introduce and market new products; delays in product introductions; significant competition; inability to further penetrate our current customer base, expand our user base and increase the frequency of use of our products by our customers; inability to achieve or maintain satisfactory pricing and margins; manufacturing difficulties; permanent write-downs or write-offs of our inventory; product defects or failures; unfavorable outcomes in clinical trials; inability to maintain our culture as we grow; fluctuations in foreign currency exchange rates; potential adverse regulatory actions; and the potential impact of any acquisitions, mergers, dispositions, joint ventures or investments we may make. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission ("SEC"), including our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 23, 2023. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. Any forward-looking statements are based on our current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

Penumbra, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$100,757	$69,858
Marketable investments	148,098	118,172
Accounts receivable, net	206,615	203,384
Inventories	374,245	334,006
Prepaid expenses and other current assets	38,761	30,279
Total current assets	868,476	755,699
Property and equipment, net	65,632	65,015
Operating lease right-of-use assets	184,520	192,636
Finance lease right-of-use assets	31,364	33,323
Intangible assets, net	73,452	81,161
Goodwill	165,954	166,046
Deferred taxes	64,236	64,213
Other non-current assets	14,743	12,793
Total assets	$1,468,377	$1,370,886
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$27,996	$26,679
Accrued liabilities	104,184	106,300
Current operating lease liabilities	10,827	10,033
Current finance lease liabilities	2,071	1,920
Total current liabilities	145,078	144,932
Non-current operating lease liabilities	192,117	198,955
Non-current finance lease liabilities	23,779	24,865
Other non-current liabilities	3,265	3,276
Total liabilities	364,239	372,028
Stockholders’ equity:
Common stock	38	38
Additional paid-in capital	1,030,700	963,040
Accumulated other comprehensive loss	(7,240)	(8,124)
Retained earnings	80,640	43,904
Total stockholders’ equity	1,104,138	998,858
Total liabilities and stockholders’ equity	$1,468,377	$1,370,886

Penumbra, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$270,946	$213,678	$773,843	$625,917
Cost of revenue	93,228	78,351	278,192	229,137
Gross profit	177,718	135,327	495,651	396,780
Operating expenses:
Research and development	20,958	21,320	62,481	61,443
Sales, general and administrative	125,920	108,573	376,433	334,088
Acquired in-process research and development	18,215	—	18,215	—
Total operating expenses	165,093	129,893	457,129	395,531
Income from operations	12,625	5,434	38,522	1,249
Interest income (expense), net	1,123	(43)	2,516	(162)
Other (expense) income, net	(444)	(2,356)	454	(4,323)
Income (loss) before income taxes	13,304	3,035	41,492	(3,236)
Provision for income taxes	4,090	5,306	4,756	2,643
Net income (loss)	$9,214	$(2,271)	$36,736	$(5,879)

Net income (loss) per share:
Basic	$0.24	$(0.06)	$0.96	$(0.16)
Diluted	$0.23	$(0.06)	$0.94	$(0.16)
Weighted average shares outstanding:
Basic	38,462,463	37,918,452	38,324,279	37,778,362
Diluted	39,219,966	37,918,452	39,183,635	37,778,362

Penumbra, Inc.
Reconciliation of GAAP Operating Expenses and GAAP Income from Operations to Non-GAAP Operating Expenses and Non-GAAP Income from Operations1
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP operating expenses	$165,093	$129,893	$457,129	$395,531
GAAP operating expenses includes the effect of the following items:
Amortization of finite lived intangible assets acquired	2,380	2,380	7,139	5,949
Acquired IPR&D2	18,215	—	18,215	—
Non-GAAP operating expenses	$144,498	$127,513	$431,775	$389,582

GAAP income from operations	$12,625	$5,434	$38,522	$1,249
GAAP income from operations includes the effect of the following items:
Amortization of finite lived intangible assets acquired	2,380	2,380	7,139	5,949
Acquired IPR&D2	18,215	—	18,215	—
Non-GAAP income from operations	$33,220	$7,814	$63,876	$7,198

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.
2This represents a one-time $18.2 million expense associated with the acquisition of IPR&D during the three and nine months ended September 30, 2023.

Penumbra, Inc.
Reconciliation of GAAP Net Income (Loss) and GAAP Diluted EPS to Non-GAAP Net Income and Non-GAAP Diluted EPS1
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30, 2023		Three Months Ended September 30, 2022		Nine Months Ended September 30, 2023		Nine Months Ended September 30, 2022
	Net income	Diluted EPS	Net (loss) income	Diluted EPS	Net income	Diluted EPS	Net (loss) income	Diluted EPS
GAAP net income (loss)	$9,214	$0.23	$(2,271)	$(0.06)	$36,736	$0.94	$(5,879)	$(0.16)
GAAP net income (loss) includes the effect of the following items:
Amortization of finite lived intangible assets acquired	2,380	0.07	2,380	0.06	7,139	0.18	5,949	0.16
Acquired IPR&D2	18,215	0.46	—	—	18,215	0.46	—	—
Tax effect on the non-GAAP adjustment above[3]	(558)	(0.01)	(554)	(0.01)	(1,673)	(0.04)	(1,386)	(0.04)
(Excess tax benefits) tax deficiencies related to stock compensation awards	(2,987)	(0.08)	722	0.02	(8,372)	(0.21)	1,666	0.05
Non-GAAP net income	$26,264	$0.67	$277	$0.01	$52,045	$1.33	$350	$0.01

Weighted average shares outstanding used to compute:
GAAP diluted EPS	39,219,966		37,918,452		39,183,635		37,778,362
Non-GAAP diluted EPS[4]	39,219,966		38,762,786		39,183,635		38,743,727

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

2This represents a one-time $18.2 million expense associated with the acquisition of IPR&D during the three and nine months ended September 30, 2023.

3For the three and nine months ended September 30, 2023 and 2022, management used a combined federal and state tax rate of 23.44% and 23.29%, respectively, to compute the tax effect of non-GAAP adjustments. There was no effect on the provision for (benefit from) income taxes related to the acquired IPR&D.

4For the purposes of calculating Non-GAAP diluted EPS for the three and nine months ended September 30, 2022, non-GAAP diluted weighted average shares outstanding of 38,762,786 and 38,743,727, respectively were used, as the Company had non-GAAP net income in the period.

Penumbra, Inc.
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA and Adjusted EBITDA Margin1
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP net income (loss)	$9,214	$(2,271)	$36,736	$(5,879)
Adjustments to GAAP net income (loss):
Depreciation and amortization expense	6,933	6,225	20,218	17,880
Interest (income) expense, net	(1,123)	43	(2,516)	162
Provision for income taxes	4,090	5,306	4,756	2,643
Stock-based compensation expense	14,136	9,702	39,725	27,381
Acquired IPR&D2	18,215	—	18,215	—
Adjusted EBITDA	$51,465	$19,005	$117,134	$42,187

Revenue	$270,946	$213,678	$773,843	$625,917
Adjusted EBITDA	$51,465	$19,005	$117,134	$42,187
Adjusted EBITDA margin	19.0%	8.9%	15.1%	6.7%

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

2This represents a one-time $18.2 million expense associated with the acquisition of IPR&D during the three and nine months ended September 30, 2023.

Penumbra, Inc.
Reconciliation of Revenue Growth by Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands, except for percentages)

	Three Months Ended September 30,		Reported Change		FX Impact	Constant Currency Change
	2023	2022	$	%	$	$	%
United States	$194,816	$148,819	$45,997	30.9%	$—	$45,997	30.9%
International	76,130	64,859	11,271	17.4%	(2,013)	9,258	14.3%
Total	$270,946	$213,678	$57,268	26.8%	$(2,013)	$55,255	25.9%

	Nine Months Ended September 30,		Reported Change		FX Impact	Constant Currency Change
	2023	2022	$	%	$	$	%
United States	$553,467	$434,583	$118,884	27.4%	$—	$118,884	27.4%
International	220,376	191,334	29,042	15.2%	40	29,082	15.2%
Total	$773,843	$625,917	$147,926	23.6%	$40	$147,966	23.6%

Penumbra, Inc.
Reconciliation of Revenue Growth by Product Categories to Constant Currency Revenue Growth1
(unaudited)
(in thousands, except for percentages)

	Three Months Ended September 30,		Reported Change		FX Impact	Constant Currency Change
	2023	2022	$	%	$	$	%
Vascular	$171,407	$123,361	$48,046	38.9%	$(500)	$47,546	38.5%
Neuro	99,539	90,317	9,222	10.2%	(1,513)	7,709	8.5%
Total	$270,946	$213,678	$57,268	26.8%	$(2,013)	$55,255	25.9%

	Nine Months Ended September 30,		Reported Change		FX Impact	Constant Currency Change
	2023	2022	$	%	$	$	%
Vascular	$466,940	$369,712	$97,228	26.3%	$458	$97,686	26.4%
Neuro	306,903	256,205	50,698	19.8%	(418)	50,280	19.6%
Total	$773,843	$625,917	$147,926	23.6%	$40	$147,966	23.6%

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Investor Relations
Penumbra, Inc.
510-995-2461
investors@penumbrainc.com
Source: Penumbra, Inc.